Exhibit 32.1

SECTION 1350 CERTIFICATION

OF PRINCIPAL EXECUTIVE OFFICER

In connection with the report on Form 10-Q for the period ending September 30, 2012 (the “Report”), I, Nigel James, President and Principal Executive Officer of Superfund Capital Management, Inc., the general partner of Superfund Green, L.P. (the “Fund”), certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: November 13, 2012	By:	/s/ Nigel James
Nigel James
President and Principal Executive Officer